3Q21 Earnings October 26, 2021 Exhibit 99.2

Important Notice This presentation contains forward-looking statements within the meaning of applicable federal securities laws that are based upon our current expectations and assumptions concerning future events, which are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “will,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this press release, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. In particular, any projections or expectations regarding our pending merger with First Citizens, our future revenues, expenses, earnings, capital expenditures, deposits or stock price, as well as the assumptions on which such expectations are based, are such forward-looking statements reflecting only our current judgment and are not guarantees of future performance or results. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that: (i) CIT is unsuccessful in implementing its strategy and business plan, including planned or potential acquisitions or divestitures; (ii) CIT is unable to react to and address key business and regulatory issues; (iii) CIT is unable to achieve the projected revenue growth from its new business initiatives or the projected expense reductions from efficiency improvements; (iv) CIT becomes subject to liquidity constraints and higher funding costs; (v) the parties to a transaction do not obtain regulatory or other approvals or satisfy closing conditions to the transaction on a timely basis, or at all, or approvals are subject to conditions that are not anticipated; or (vi) changes in asset quality and credit risk, interest rates and capital markets or other economic conditions. Further, additional factors relating to CIT’s pending merger with First Citizens could cause actual results to differ materially from any forward-looking statements, including (a) CIT’s and First Citizens’ ability to obtain regulatory approvals, or to obtain such approvals in a timely manner (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), and meet other closing conditions to the merger, (b) delays in closing the merger; or (c) disruption to CIT’s business as a result of the pendency of the merger and diversion of management’s attention from ongoing business operations and opportunities. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition or to obtain such approvals in a timely manner (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the proposed transaction), and meet other closing conditions to the merger, and (b) delays in closing the merger; or (c) disruption to CIT’s business as a result of the pendency of the merger and diversion of management’s attention from ongoing business operations and opportunities. In addition statements about the potential effects of the COVID-19 pandemic on our business, results of operations and financial condition may constitute forward-looking statements and are subject to the risk that the actual effects may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, action taken by government authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our customers and service providers and on economies and markets more generally. We further describe these and other risks that could affect our results in Item 1A, “Risk Factors,” of our latest Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Securities and Exchange Commission (the “SEC”), as amended by Form 10-K/A that was filed with the SEC on April 30, 2021, and in the definitive proxy statement regarding the pending merger with First Citizens that was filed by CIT with the SEC on December 23, 2020.Information regarding CIT’s capital ratios consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as CIT completes its financial statements. Accordingly, you should not place undue reliance on the forward-looking statements contained in this press release. These forward-looking statements speak only as of the date on which the statements were made. The Company undertakes no obligation to update publicly or otherwise revise any forward-looking statements, except where expressly required by law. Non-GAAP Financial Measures Net finance revenue, net operating lease revenue and average earning assets are non-GAAP measurements used by management to gauge portfolio performance. Operating expenses excluding restructuring costs and intangible amortization is a non-GAAP measurement used by management to compare period over period expenses. Net efficiency ratio measures operating expenses (net of restructuring costs and intangible amortization) to our level of total net revenues. Total assets from continuing operations is a non-GAAP measurement used by management to analyze the total asset change on a more consistent basis. Tangible book value and tangible book value per common share are non-GAAP metrics used to analyze banks. Net income excluding noteworthy items, income from continuing operations excluding noteworthy items, and Return of Tangible Common Equity excluding noteworthy items are non-GAAP measures used by management. The Company believes that adjusting for these items provides a measure of the underlying performance of the Company and of continuing operations.

Third Quarter Highlights Merger with First Citizens BancShares - Received regulatory approval from the Office of the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation and remains subject to approval from the Board of Governors of the Federal Reserve System. Extended merger agreement to March 1, 2022. Continued successful execution of deposit strategy, driving total funding costs down to 0.91% compared to 1.25% in the year-ago quarter. Average deposits grew to 91% of total funding mix. Reduced average deposit costs to 0.46%, compared to 0.91% in the year-ago quarter. Asset quality trends benefiting from CIT’s improved risk profile, disciplined underwriting standards and improving macro environment. Non-accrual loans declined; net charge-offs are historically low and remain below pre-pandemic levels. Allowance for credit losses (ACL) - 2.36% of loans. Further reduced risk – Sold $89 million of consumer mortgages, primarily Legacy Consumer Mortgages (LCM), of which $42 million were non-accrual loans. CET1 ratio grew to 11.9%, well above our target CET1 capital ratio of 10.5%. Tangible book value1 per common share increased to $55.86 at September 30, 2021. Areas of Strategic Focus 1. Tangible Book Value is a non-GAAP measure. See “Non-GAAP Measurements” at the end of the corresponding press release for a reconciliation of non-GAAP to GAAP financial information

Certain balances may not sum due to rounding. See Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. See page 26 for additional detail. Quarterly Earnings Summary – Reported(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders for the quarter was $173 million or $1.72 per diluted common share. Net income available to common shareholders decreased $42 million and diluted income per share decreased $0.42. Noteworthy items(3) negatively impacted net income by ~$12 million after tax Included a Cumulative Translation Adjustment (CTA) release related to the liquidation of the remaining investment in a foreign entity and merger costs related to the merger with FCB. Effective tax rate of 24.0%. Net income available to common shareholders increased $90 million and diluted EPS increased $0.88.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Net of depreciation, maintenance, and other operating lease expenses. Net operating lease revenue is a non-GAAP measure. See “Non-GAAP Measurements” at the end of this press release for a reconciliation of non-GAAP financial information. Quarterly Earnings Summary Excluding Noteworthy Items (Non-GAAP)(1) vs. Prior Quarter vs. Year-ago Quarter Net income available to common shareholders excluding noteworthy items for the quarter was $185 million or $1.84 per diluted common share. Net income available to common shareholders decreased $25 million and diluted income per share decreased $0.25. The $10 million reduction in Net Finance Revenue reflects lower average loan balances and lower purchase accounting accretion (PAA) and other prepayment benefits, mostly offset by lower deposit costs. Net operating lease revenue3 was flat from the prior quarter. Other non-interest income declined from the prior quarter which was unusually elevated due to higher gains on loan and equipment sales. Lower net benefit in the provision for credit losses reflected lower reserve release. Net Income available to common shareholders increased $103 million and diluted EPS increased $1.00.

Certain balances may not sum due to rounding. EPS based on 100.4 million average diluted shares outstanding. Dollar impacts are rounded. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Third Quarter Impact of Noteworthy Items (Non-GAAP)(1) Cumulative Translation Adjustment (CTA) release related to the liquidation of the remaining investment in a foreign entity. $12 million (after-tax) ($0.12 per diluted common share). FCB Merger Costs Less than $1 million (after-tax) (less than $0.01 per diluted common share) related to FCB merger costs.

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Purchase accounting accretion. Net of credit balances of factoring clients. Loans and leases include assets held for sale. Net Finance Margin (NFM) – Excluding Noteworthy Items(1) Net Finance Revenue & Net Finance Margin ($ in millions) vs. Prior Quarter vs. Year-ago Quarter Net Finance Revenue decreased by $10 million driven by: Lower interest income resulting from lower average loan balances. Lower PAA and prepayment benefits. Partially offset by lower interest expense driven by reduction in deposit balances. Net Finance Margin decreased by 1 bp (See the next slide for more details) Net Finance Revenue increased $21 million, driven by: Lower interest income from loans and investment securities primarily driven by lower average loan balances and lower market rates. Lower net operating lease income primarily driven by lower gross yields in Rail. Partially offset by increase in PAA from prepayments, and Lower interest expense from lower rates on deposits as well as lower borrowings and deposit balances. Net Finance Margin increased by 17 bps (See the next slide for more details)

Net Finance Margin Walk 3Q20 to 3Q21 (1) bp reduction reflecting a slightly higher mix of average cash and investment securities. 2 bps increase due to higher net operating lease yields in Rail. (2) bps reduction from lower PAA and prepayment benefits. 2 bps increase due to lower deposit rates across most channels, along with run-off of higher cost brokered deposits and higher rate CD maturities. (1) bp reduction from mix of borrowing costs as a percentage of AEA. Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information. Net Finance Margin Trends – Excluding Noteworthy Items(1) (8) bps reduction from lower average yields on loans, partially offset by a lower mix of low-yielding cash and investment balances. (12) bps decrease due to lower net operating lease yields in Rail. 3 bps increase in net PAA and higher prepayments. Increase of 35 bps due to lower deposit costs and a 1 bp decrease from mix of borrowing costs as a percentage of AEA. vs. Prior Quarter vs. Year-ago Quarter Net Finance Margin Walk 2Q21 to 3Q21

Certain balances may not sum due to rounding. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Other Non-Interest Income – Excluding Noteworthy Items(1) Other non-interest income decreased $8 million from the year-ago quarter due to: Lower gain on sale of LCM loans and gain on sale of lease equipment. Lower gain on sale of investment securities. Elevated BOLI income in the year-ago quarter due to insurance payouts. Partially offset by higher factoring commissions from higher volumes and surcharges, as the year-ago quarter’s factoring volume was significantly impacted by the COVID-19 pandemic. Other Income vs. Prior Quarter vs. Year-ago Quarter Other non-interest income decreased $23 million from the prior quarter, primarily driven by: Lower other revenues, which included a net gain of $29 million in the current quarter on the sale of consumer mortgages, primarily LCM loans, compared to $34 million in the prior quarter. In addition, the prior quarter included an $8 million gain from the sale of the Aviation Lending portfolio. Lower gain on sale of equipment. Higher factoring commissions and gain on sale of investment securities offset lower fee income.

Operating Expenses(1) – Excluding Noteworthy Items(2) vs. Prior Quarter vs. Year-ago Quarter Certain balances may not sum due to rounding. In addition to the exclusion of noteworthy items, operating expenses also exclude amortization of intangible assets. See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information. Total operating expenses exclusive of noteworthy items and amortization of intangible assets divided by total net revenue exclusive of noteworthy items (net finance revenue and other non-interest income). (3) Excluding noteworthy items and intangible asset amortization, operating expenses increased $10 million as the prior quarter operating expenses reflected a net benefit from the reserve release related to indemnification obligations, which was partially offset by higher legal fees. Operating Expenses decreased $27 million compared to the year-ago quarter reflecting cost reduction initiatives and lower FDIC insurance costs.

Consolidated Average Balance Sheet vs. Prior Quarter vs. Year-ago Quarter Net of credit balances of factoring clients. Loans and leases include assets held for sale. AEA decreased by $1.5 billion from the prior quarter, primarily driven by decrease in average cash and loans. The reduction in average interest-bearing cash reflects our management of excess liquidity and redeployment into investment securities. End of period loans and leases were flat from prior quarter. AEA decreased 13% from the year-ago quarter, primarily from a reduction in cash, investments and loans.

Commercial Banking and Consumer Banking Average Loans and Leases[(1)]

Commercial Banking


($ in billions)
$35.7
$35.6
$35.2
$34.2
$33.4
5.2
7.7
7.1
15.6
5.1
7.6
7.2
15.7
5.0
7.4
7.2
15.6
4.9
6.9
7.2
15.3
4.9
6.5
7.3
14.7
3Q20
4Q20
1Q21
2Q21
3Q21
Commercial Finance
Rail, N.A.
Real Estate Finance (2)
Business Capital

Consumer Banking


$8.4
$7.8
$7.3
$6.7
$6.4
6.4
2.0
6.0
1.8
5.7
1.6
5.2
1.5
5.1
1.3
3Q20
4Q20
1Q21
2Q21
3Q21
Legacy Consumer Mortgages (LCM)
Consumer and Community Banking

Highlights

Core Average Loans and Leases[(3)]

- **Vs. Prior Quarter:** declined 3%
- **Vs. Year-ago Quarter:** declined 9%

Commercial Banking

- **Vs. Prior Quarter:** Average loans and leases declined 3% from the prior quarter reflecting continued elevated prepayments in certain portfolios along with the sale of the Aviation Lending portfolio at the end of the second quarter. In addition, the Real Estate Finance portfolio continues to be impacted by prepayments and maturities that outpace new origination volume.
- **Vs. Year-ago Quarter:** Average loans and leases declined 7% due to lower origination volume in sectors more impacted by the pandemic, the sale of the Aviation Lending portfolio, as well as high prepayments in certain portfolios.

Consumer Banking

- **Vs. Prior Quarter:** Average loans decreased 5%, primarily driven by LCM run-off and loan sales.
- **Vs. Year-ago Quarter:** Average loans decreased 24%, driven by the sale and continued run-off of loans in the LCM portfolio as well higher prepayments overall.

Certain balances may not sum due to rounding.
(1) Net of credit balances of factoring clients and including assets held for sale.
(2) Real Estate Finance includes legacy non-SFR currently in run-off in the amounts of $291 million, $306 million, $325 million, $343 million, and $366 million for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively.
(3) Core portfolios is Average total loans and leases net of credit balances of factoring clients, excluding LCM, and totaled $38,412 million, $39,479 million, $40,770 million, $41,625 million and $42,146 million for 3Q21, 2Q21, 1Q21, 4Q20 and 3Q20, respectively. Core average loans and leases is a non-GAAP measure. See also Non-GAAP Disclosures for a reconciliation of non-GAAP to GAAP financial information.

CIT | 3Q21 Earnings
11

Average Funding Mix Certain balances may not sum due to rounding. Average deposits decreased $0.8 billion from the prior quarter. Decline primarily driven by the continuation of our strategy to reduce higher cost deposits and high-cost CD maturities. Average unsecured borrowings comprised 9% of the funding mix, remaining flat from the prior quarter. The weighted average coupon on our unsecured senior and subordinated debt was 4.82% with a weighted average maturity of approximately 2.8 years. Total funding costs declined to 91 basis points from 125 basis points in the year-ago quarter reflecting a higher mix of lower cost deposits.

Average Deposit Mix and Cost of Deposits vs. Prior Quarter vs. Year-ago Quarter Deposits by Type Deposits by Channel ($ in billions) Average deposit rates decreased 3 bps from lower rates across most channels, along with run-off of brokered deposits and higher rate CD maturities. Average deposit balances decreased 2% reflecting a continuation of our strategy to reduce higher cost deposits including high-cost CD maturities. Average deposit rates decreased 45 bps, primarily from lower rates and lower balances in most deposit channels along with run off of higher-cost brokered deposits and higher rate CD maturities. Average deposits decreased 10% primarily from strategic declines in the Online and Branch and Brokered channels, partially offset from growth in the HOA channel.

Asset Quality Trends ($ in millions) Non-accrual Loans Net Charge-offs 0.29% excludes net charge-offs related to the Aviation Lending portfolio that was transferred to HFS. Total Provision for Credit Losses Allowance for Credit Losses $27 (1) Certain balances may not sum due to rounding. 1Q21 2Q21 $111 3Q20 4Q20 (1) 111

Provision for credit losses was a net benefit of $67 million, which included a $72 million reduction in reserves partially offset by $5 million of net charge-offs. Reserve reduction was due to lower loan balances as well as the continued improvement in credit trends and certain macroeconomic variable forecasts. Net charge-offs remain historically low and below pre-pandemic levels. September baseline scenario from top industry provider utilized for 3Q reserve shows improvement from the prior quarter. 3Q21-2Q22: GDP represents real GDP growth, annualized percentage change. 3Q21-2Q22: Unemployment represents the unemployment rate for the quarter. ACL Reduction Reflects Lower Loan Balances and Improving Credit Trends Certain balances may not sum due to rounding. Total Allowance Walks Key Highlights ~$72 million reserve reduction

Robust Liquidity and Informed by Stress Scenarios

Liquidity Position

($ in millions) — *as of September 30, 2021*

	Consolidated
Available Cash[1]	4,382
HQL Securities (unencumbered)[2]	4,840
Liquid Assets[3]	**9,222**
FHLB (Available to Bank)[4]	5,382
ABL (Available to Parent)[4]	513
Revolver (Available to Parent)[4]	300
Total Contingent Sources	**6,195**
Total Liquid Assets & Contingent Sources	**15,417**

Excludes Federal Reserve Bank Discount Window Availability

Loan and Leases-to-Deposit Ratio



89%
101%
90%
104%
91%
103%
87%
101%
89%
103%
3Q20
4Q20
1Q21
2Q21
3Q21
Bank
Consolidated

Highlights

- We hold liquidity levels to meet expected needs under both normal and stressed environments.
- ~$1.5 billion of Liquid Assets and contingent liquidity availability at the FHC to support the needs of the Parent and serve as a source of additional strength for CIT Bank.
- Liquid Assets comprised of Available Cash and HQL Securities which represent ~17% of consolidated assets at September 30, 2021.
  - ~51% - Agency securities and debentures
  - ~49% - Treasury and GNMA securities
- Most of our Liquid Assets are held at the Bank, commensurate with our assets.
- Loans and leases to deposit ratio was 89% at CIT Bank and 103% at consolidated CIT Group.

(1) Available Cash consists of the unrestricted portions of balances as Cash and due from banks and Interest-bearing cash, with additional restrictions to account for cash not accessible for liquidity, such as vault cash and deposits in transit.
(2) High Quality Liquid (HQL) securities consist of readily marketable, unpledged securities, as well as securities pledged but not drawn against at the FHLB and available for sale; generally, comprises Treasury and Agency securities held outright or via reverse repurchase agreements
(3) Liquid Assets includes Available Cash and HQL securities
(4) Shown net of borrowings, Letter of Credit utilization and HQL securities pledged but included in liquid assets

CIT | 3Q21 Earnings 16

Well-Capitalized and Able to Withstand Severely Adverse Stress Scenario Capital Stack Prudent Capital Management Capital levels well in excess of the capital conservation buffer (CCB). Capital actions in the quarter included a regular quarterly cash dividend of $0.35 per common share and a quarterly dividend of approximately $0.35 per Series B preferred share. CET 1 ratio increased to 11.9% from 11.6% at the end of the prior quarter reflecting quarterly earnings partially offset by a reduction in AOCI and dividend payouts. RWAs were flat as compared to the prior quarter.

3Q21 Key Performance Metrics See appendix for details on noteworthy items. See also Non-GAAP Disclosures in the appendix for a reconciliation of non-GAAP to GAAP financial information, and non-GAAP tables in the corresponding earnings release. Core portfolios is total loans and leases net of credit balances of factoring clients and excludes LCM. Total operating expenses exclusive of amortization of intangible assets divided by total revenue (net finance revenue and other non-interest income).

Appendix

Leading Positions and Strong Franchises in our Core Businesses Certain balances may not sum due to rounding. Net of credit balances of factoring clients. Consumer Banking (3Q21; $ in billions) (1) Commercial Banking Commercial Finance: Middle-market lender with deep specialized industry knowledge and collateral expertise in providing differentiated lending and leasing solutions; among the nation’s largest providers of factoring services Includes Middle-market Relationship Banking Business Capital: Leading equipment lessor and lender to small and mid-size enterprises through innovative technology Rail: Leading railcar lessor with young, diverse fleet providing logistic and management support for railroads and bulk shippers across North America Real Estate Finance: Leading lender to commercial real estate investors and developers. Deep expertise in construction and reposition/bridge lending Consumer and Community Banking: Top 10 National Direct Banking channel offers online savings accounts and CDs with ease of a digital platform Consumer deposit products, residential mortgage and SBA products offered through retail branches Legacy Consumer Mortgages (non-core): Run-off LCM portfolio

Commercial Banking Certain balances may not sum due to rounding. Net of depreciation and maintenance and other operating lease expenses.

Commercial Banking Divisional Performance Commercial Finance Rail

Commercial Banking Divisional Performance Real Estate Finance Business Capital

Consumer Banking

Consumer Banking Divisional Performance Legacy Consumer Mortgages Consumer and Community Banking

Quarterly Noteworthy Items Per share impact based on 100 million, 100 million, 99 million, 99 million, 99 million, and 98 million average diluted shares outstanding for 3Q21, 2Q21, 1Q21, 4Q20, and 3Q20, respectively.

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Capital numbers for current quarter are preliminary. Selective reconciliations of non-GAAP measurements to GAAP measurements are included in our quarterly earnings release and not repeated in this presentation. ($ in millions)

Non-GAAP Disclosures(1) Certain balances may not sum due to rounding. Reconciliations of non-GAAP measurements to GAAP measurements that are included in our quarterly earnings release are not repeated in this presentation.